UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2017

KEANE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37988	38-4016639
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2121 Sage Road, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 960-0381
Registrant’s telephone number, including area code

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 10, 2017, the Board of Directors (the "Board") of Keane Group, Inc. ("Keane" or the "Company") finalized the appointment of Mr. Christian A. Garcia as a member of the Board to be effective as of May 15, 2017, thereby increasing the size of the Board from eleven to twelve members. Mr. Garcia will be added to the Board's Audit and Risk Committee and has been appointed to serve as the chairperson of the committee and, concurrent with such appointment, Mr. Jim Giesler will step down from his current role as chairperson of the committee. Mr. Geisler will remain on the Board and a member of the Audit and Risk Committee and Compliance Committee.
Mr. Garcia, 53, has served as Executive Vice President and Chief Financial Officer of Visteon Corporation since October 2016. Previously, Mr. Garcia served in various executive and leadership roles at Halliburton Company, including as Senior Vice President and Acting Chief Financial Officer from 2015 to 2016, as Senior Vice President and Chief Accounting Officer from 2014 to 2015, as Senior Vice President and Treasurer from 2011 to 2014 and as Senior Vice President, Investor Relations from 2008 to 2011. Mr. Garcia has a Bachelor of Science in Business Economics from the University of the Philippines and a Master of Science in Management in Finance from Purdue University, and brings over 30 years of financial experience to the Company. The Company’s Board has determined Mr. Garcia qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K and is independent under the corporate governance standards of the rules of the New York Stock Exchange and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended.
In connection with his appointment, Mr. Garcia will receive a grant of 18,947 restricted stock units, which will vest in equal installments on each of May 15, 2018, 2019 and 2020. Mr. Garcia has entered into a director services agreement and will be entitled to receive standard Board and committee fees, and expenses related to meeting attendance. Mr. Garcia has also entered into an indemnification agreement with the Company. Forms of each of the director services agreement and indemnification agreement were previously filed by the Company as Exhibit 10.7 and Exhibit 10.6, respectively, to the Company's Form 10-K filed with the Securities and Exchange Commission on March 21, 2017.
There are no arrangements or understanding between Mr. Garcia and any other person pursuant to which he was selected as a director, nor are there any family relationship between Mr. Garcia and any director or executive officer of Keane or any person nominated or chosen by us to become a director or executive officer. There also are no transactions in which Mr. Garcia has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 12, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEANE GROUP, INC.
Date: May 12, 2017
	By:	/s/ Kevin M. McDonald
	Name:	Kevin M. McDonald
	Title:	Executive Vice President,
General Counsel & Secretary

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 12, 2017.